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                                                                    EXHIBIT 23.5

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Board of Directors
Quantum Effect Devices, Inc.
2500-5 Augustine Drive, Suite 200
Santa Clara, CA 95054

Members of the Board:

   We hereby consent to the use in the Registration Statement of PMC-Sierra, Inc. on Form S-4 and in the Joint Proxy Statement/Prospectus of PMC-Sierra, Inc. and Quantum Effect Devices, Inc., which is part of the Registration Statement, of our opinion dated July 11, 2000 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary of the Transaction -- Background of the Merger -- Reasons for the Merger-- Opinion of QED's Financial Advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                   MORGAN STANLEY & CO. INCORPORATED

                                   By:  /s/ CHARLES R. CORY

                                       Charles R. Cory Managing Director

   Menlo Park, Calafornia
   July 19, 2000